EXHIBIT 23.2
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                  CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Merge Technologies Incorporated:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.



KPMG PEAT MARWICK LLP

Chicago, Illinois
July 13, 1998